UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2013

DDR Corp.

(Exact Name of Registrant as Specified in Charter)

Ohio	1-11690	34-1723097
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3300 Enterprise Parkway, Beachwood, Ohio	44122
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (216) 755-5500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On October 1, 2013, pursuant to the terms and conditions of the purchase agreement, dated as of May 15, 2013 (the “Agreement”), among DDR Corp. (the “Company”) and certain affiliates of The Blackstone Group L.P. (collectively, “Blackstone”), the Company acquired sole ownership of a portfolio of 30 prime power centers (the “Acquisition”) that were previously owned by BRE DDR Retail Holdings, LLC, a joint venture between the Company and Blackstone (the “Joint Venture”).

The Company acquired Blackstone’s 95% interest in the properties, which are located in 18 states and represent an aggregate of approximately 11.8 million square feet, of which 95% is leased. The Acquisition was valued at approximately $1.46 billion ($1.54 billion at 100%). On October 1, 2013, the Company made an approximately $566 million cash payment to Blackstone. Furthermore, in connection with the closing of the Acquisition, the Company assumed Blackstone’s 95% share of approximately $793 million of mortgage debt, of which approximately $139 million was repaid upon the closing of the Acquisition. In addition, approximately $149 million of the preferred equity interest and mezzanine loan previously funded by the Company to the Joint Venture was repaid upon the closing of the Acquisition.

The Company funded the cash portion of the consideration received by Blackstone, and the repayment of certain of the Joint Venture’s debt, with a portion of the net proceeds of its issuance and sale of 3.375% Notes due 2023 and its issuance and sale of 39,100,000 of its common shares in a forward equity offering, which the Company recently settled.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial statements of business acquired.

The Company will provide the financial statements required to be filed by Item 9.01(a) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(b) Pro forma financial information.

The Company will provide the pro forma financial information required to be filed by Item 9.01(b) of Form 8-K by amendment to this Current Report on Form 8-K no later than the 71st day after the required filing date for this Current Report on Form 8-K.

(d) Exhibits

Exhibit Number	Description

2.1	Agreement of Purchase and Sale between the Parties listed on Schedule A attached thereto, as REIT Seller, BRE Pentagon Retail Holding B, LLC, as Homart Seller, JDN Real Estate – Lakeland, L.P., as REIT Buyer, and the Company, as Homart Buyer, dated as of May 15, 2013 (filed as Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q (Commission File No. 001-11690) for the quarter ended June 30, 2013 and incorporated by reference herein)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDR CORP.

By:	/s/ David E. Weiss
Name: David E. Weiss
Title: Executive Vice President, General Counsel and Secretary

Date: October 2, 2013

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement of Purchase and Sale between the Parties listed on Schedule A attached thereto, as REIT Seller, BRE Pentagon Retail Holding B, LLC, as Homart Seller, JDN Real Estate – Lakeland, L.P., as REIT Buyer, and DDR Corp., as Homart Buyer, dated as of May 15, 2013 (filed as Exhibit 2.1 to DDR Corp.’s Quarterly Report on Form 10-Q (Commission File No. 001-11690) for the quarter ended June 30, 2013 and incorporated by reference herein)